UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2016

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 27, 2016, for purposes of electing three directors, ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, and providing advisory approval of executive compensation. Results of shareholder voting on these matters were as follows:

	For	Withhold	Broker Non-Vote
1. Each of the following three Class III directors was elected for a three-year term expiring in 2019:
William F. Austen	14,820,766	1,243,226	915,005
H. Chris Killingstad	14,820,239	1,243,753	915,005
David Windley	15,419,835	644,157	915,005

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016 was ratified.	16,670,472	220,227	88,298	0

3. Advisory approval of executive compensation was received.	15,727,289	295,522	41,181	915,005

There were 16,978,997 shares of common stock entitled to vote at the meeting and a total of 17,693,089 (95.96%) shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 28, 2016	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Senior Vice President, General Counsel and Secretary